UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): June 5, 2025

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4220 North Freeway

Fort Worth, TX 76137

(Address of principal executive offices, including zip code)

(877) 415-9990

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer Separation Agreement

On March 12, 2025, Omnicell, Inc. (“Omnicell” or the “Company”) filed a Current Report on Form 8-K disclosing that Nchacha Etta would step down from his role as Executive Vice President, Chief Financial Officer of the Company, effective September 15, 2025 or until a successor is named.

In connection with Mr. Etta’s separation from the Company without cause, on June 5, 2025, the Company and Mr. Etta entered into a separation agreement: (a) extending Mr. Etta’s separation date to November 15, 2025 (the “Etta Separation Date”); (b) providing for Mr. Etta’s continued service as Executive Vice President & Chief Financial Officer until the earlier of (i) the date that the Company appoints a new Executive Vice President & Chief Financial Officer (“New CFO”) or otherwise decides to transition Mr. Etta to an advisory role, and (ii) the Etta Separation Date (in the event the Company appoints a New CFO or otherwise decides to transition Mr. Etta to an advisory role, he will transition to the role of Special Advisor to the Chief Executive Officer until the Etta Separation Date); (c) memorializing the benefits under the Omnicell, Inc. Executive Severance Plan (the “Severance Plan”) for a Terminating Event outside of the CIC Protection Period (each as defined in the Severance Plan), which for purposes of the Severance Plan, the Company deemed an involuntary separation without cause, and which include a severance payment and benefits continuation at the Company’s expense as generally described under the heading “Severance and Change of Control Arrangements – Omnicell, Inc. Executive Severance Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 3, 2025 (the “Proxy Statement”); (d) providing for Mr. Etta’s continued participation in the Omnicell, Inc. Executive Bonus Plan (the “Bonus Plan”) (excluding the requirement that Mr. Etta be employed by the Company on the last day of the performance year), pursuant to which whether Mr. Etta will qualify for and earn a bonus, and the amount of any bonus earned, will be subject to, and paid out in accordance with the terms, conditions, and requirements of the Bonus Plan; and (e) providing for a lump sum payment of $10,000 for outplacement services in lieu of the outplacement benefits provided under the Severance Plan. The separation agreement also provides for an additional year of vesting credit for Mr. Etta’s outstanding equity awards, consistent with the disclosure under the heading “Potential Payments Upon Termination or Change of Control” in the Proxy Statement, and 12 months of continued financial planning services at the Company’s cost, subject to an annual maximum of $16,000. The separation agreement requires Mr. Etta to comply with customary restrictive covenants.

The foregoing summary is qualified in its entirety by reference to the separation agreement entered into with Mr. Etta attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Document
10.1	Separation Agreement dated June 5, 2025 by and between Omnicell, Inc. and Nchacha Etta*+

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Indicates a management contract, compensation plan, or arrangement.

+Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Date: June 5, 2025	/s/ Corey J. Manley
Corey J. Manley
Executive Vice President and Chief Legal and Administrative Officer